                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934, as Amended

   Filed by the Registrant [X]
   Filed by a party other than the Registrant [_]

   Check the appropriate box:
   [_] Preliminary Proxy Statement
   [_] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
   [X] Definitive Proxy Statement
   [_] Definitive Additional Materials
   [_] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                       The Ultimate Software Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    ------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

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  (4) Date Filed:

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

                       THE ULTIMATE SOFTWARE GROUP, INC.
                               2000 ULTIMATE WAY
                             WESTON, FLORIDA 33326

                                                                   April 9, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the "Company" or "Ultimate Software"), which will be held on Friday, May 10, 2002, at 9:00 a.m. (EDT), at the Company's principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 (the "Annual Meeting").

   The principal business of the meeting will be (i) to elect two directors to serve for three-year terms or until their respective successors are duly elected and qualified; (ii) to approve The Ultimate Software Group, Inc. Amended and Restated Nonqualified Stock Option Plan; and (iii) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof. During the Annual Meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2002.

   Whether you plan to attend the Annual Meeting or not, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

   For your benefit, enclosed is a copy of Ultimate Software's Annual Report to Stockholders, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which includes audited financial statements and notes thereto. We thank you for your continued interest in Ultimate Software.

                                          Sincerely yours,

                                                  /s/ Scott Scherr
                                           ------------------------------
                                          Scott Scherr
                                          Chairman, President and Chief
                                          Executive Officer

                       THE ULTIMATE SOFTWARE GROUP, INC.
                               2000 ULTIMATE WAY
                             WESTON, FLORIDA 33326

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2002

TO THE STOCKHOLDERS OF THE ULTIMATE SOFTWARE GROUP, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the "Company") will be held on Friday, May 10, 2002, at 9:00 a.m. (EDT), at the Company's principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 for the following purposes:

  1. To elect two directors to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  2. To approve The Ultimate Software Group, Inc. Amended and Restated Nonqualified Stock Option Plan; and

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   Holders of record of the voting stock of the Company at the close of business on March 15, 2002 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   Enclosed are a Proxy Statement, a form of proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Stockholders who attend the meeting may, if they desire, revoke their proxies and vote in person.

                                          By Order of the Board of Directors:

                                          /s/ Vivian Loynaz
                                          -----------------------------
                                          Vivian Loynaz
                                          Secretary

Weston, Florida
April 9, 2002

                       THE ULTIMATE SOFTWARE GROUP, INC.
                               2000 ULTIMATE WAY
                             WESTON, FLORIDA 33326

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 2002

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of The Ultimate Software Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 10, 2002, at 9:00 a.m. (EDT), at the Company's principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy and the Company's Annual Report to Stockholders for 2001 including therewith the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"), are first being mailed to stockholders commencing on or about April 9, 2002.

   Proxies are being solicited from holders of the Company's common stock, par value $0.01 per share (the "Common Stock"). If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification. Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the persons named in this Proxy Statement as the nominees of the Company under the heading "Election of Directors;" (ii) FOR the approval of The Ultimate Software Group, Inc. Amended and Restated Nonqualified Stock Option Plan; and
(iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

                            SOLICITATION OF PROXIES

   The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by directors, officers and other employees of the Company without additional compensation. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of the Company's Common Stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy material to their beneficial owners.

                          VOTING RIGHTS AND PROCEDURES

   Only stockholders of record of the Common Stock of the Company at the close of business on March 15, 2002 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of that date, a total of 15,869,043 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast is required for the election of directors. The Ultimate Software Group, Inc. Amended and Restated Stock Option Plan will be approved if votes cast for the proposal exceed those cast against the proposal.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to have been voted in favor of or against such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

   A stockholder may revoke a proxy at any time prior to its exercise by giving to the Secretary of the Company a written notice of revocation of the proxy's authority prior to the voting thereof or by submitting a duly executed proxy bearing a later date, or by voting in person, at the Annual Meeting.

                       PROPOSAL I--ELECTION OF DIRECTORS

   The Board of the Company is currently composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. LeRoy
A. Vander Putten and Robert A. Yanover are the directors in the class whose term expires at the Annual Meeting.

   The Board has nominated Messrs. LeRoy A. Vander Putten and Robert A. Yanover for election to the Board at the Annual Meeting for a term of three years, expiring at the 2005 Annual Meeting, and each has indicated a willingness to serve. Messrs. Marc D. Scherr and James A. FitzPatrick, Jr. serve in the class whose term expires at the Annual Meeting in 2003. Mr. Scott Scherr and Dr. Alan Goldstein serve in the class whose term expires at the Annual Meeting in 2004. The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect the nominees for director. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. LeRoy A. Vander Putten and Robert A. Yanover, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board.

   The following table sets forth certain information concerning the nominees, based on data furnished by them. Information regarding incumbent directors whose terms are not expiring is included in the section labeled "Directors and Executive Officers" below.

                                                                            Director
    Name of Nominee       Age            Principal Occupation                Since
    ---------------       ---            --------------------             ------------
LeRoy A. Vander Putten..   67 Executive Chairman, Insurance Center, Inc.  October 1997
Robert A. Yanover.......   65   President, Computer Leasing Corporation   January 1997

   LeRoy A. Vander Putten has served as a director of the Company since October 1997, is Chairman of the Compensation Committee of the Board and is a member of the Audit Committee of the Board. Mr. Vander Putten is the Executive Chairman of the Insurance Center, Inc., a holding company for 17 insurance companies, since October 2001. Previously, he has served as the Chairman of CORE Insurance Holdings, Inc., a member of the GE Global Insurance Group, engaged in the underwriting of casualty reinsurance, from August 2000 to August 2001. From April 1998 to August 2000, he served as Chairman of Trade Resources International Holdings, Ltd., a corporation engaged in trade finance for exporters from developing countries. From January 1988 until May 1997, Mr. Vander Putten was Chairman and Chief Executive Officer of Executive Risk Inc., a specialty insurance holding company. From August 1982 to January 1988, Mr. Vander Putten served as Vice President and Deputy Treasurer of The Aetna Life and Casualty Company, an insurance company.

   Robert A. Yanover has served as a director of the Company since January 1997 and is Chairman of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Yanover founded Computer Leasing Corporation of Michigan, a private leasing company, in 1975 and has served as its President since that time. Mr. Yanover also founded Lason, Inc., a corporation specializing in the imaging business, and served as Chairman of the Board from its inception in 1987 until 1998 and as a director through February 2001.

   THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MR. LEROY A. VANDER PUTTEN AND MR. ROBERT A. YANOVER AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

                            PROPOSAL II--APPROVAL OF
                       THE ULTIMATE SOFTWARE GROUP, INC.
              AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN

   The Board recommends that stockholders approve The Ultimate Software Group, Inc. Amended and Restated Nonqualified Stock Option Plan (the "Stock Option Plan"). If approved by the stockholders, the Stock Option Plan would permit the grant of options that are intended to satisfy the requirements for "performance-based compensation" that is exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code, which is discussed below. On March 20, 2002 the Board amended the Stock Option Plan. The Board is seeking the approval of the Stock Option Plan as amended by such amendments. Such amendments provide for:

  1) an increase in the number of shares of the Company's Common Stock reserved for issuance under the Stock Option Plan from 5,059,500 shares to an aggregate of 9,000,000 shares;

  2) limiting the maximum number of shares of Common Stock that may be subject to options granted under the Stock Option Plan to any one participant during any one calendar year to 500,000 shares; and

  3) other technical and procedural modifications.

   The Stock Option Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability, and to align the interests of employees with those of the stockholders through increased employee ownership of the Company. The shares of Common Stock originally reserved for issuance under the Stock Option Plan are expected to be depleted in the near term. In order to continue to provide the appropriate equity incentives to employees in the future, the Board has approved an increase in the number of reserved shares, subject to stockholder approval. In addition, members of the Board who are not officers or employees of the Company ("Non-employee Directors") may receive options under the Stock Option Plan in lieu of receiving cash compensation for services rendered to the Company as a director ("Board Fees"), including any retainer or fees for participating in meetings of the Board or of any committee of the Board.

   The following is a summary of the principal features of the Stock Option Plan, which is qualified by reference to the full text of the Stock Option Plan attached as Exhibit A to this Proxy Statement:

Description of the Stock Option Plan

   Administration of the Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). In addition, the Stock Option Plan may be administered by the full Board or by another committee or subcommittee as appointed by the Board to administer the Stock Option Plan from time to time.

   The Committee generally has the authority to determine the persons to whom options are granted, the time at which options will be granted, the number of shares subject to an option, the exercise price of an option, the time or times at which the options will become vested and exercisable, and the duration of the option. The Committee will have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of option grants, subject to certain limitations.

   Eligible Participants. All employees, officers and directors of the Company and its subsidiary are eligible to be granted options under the Stock Option Plan, as selected from time to time by the Committee.

   Share Limitations. The maximum number of shares of Common Stock that may be issued and sold pursuant to options under the Stock Option Plan will be, upon the effectiveness of the proposed amendments, 9,000,000 shares. This includes shares previously issued or subject to prior awards under the Stock Option Plan. If an option shall terminate or expire without being exercised, the applicable number of shares shall again be available for issuance under the Stock Option Plan. In addition, the number of shares of Common Stock exchanged by an optionee as payment of the exercise price or tax withholding shall be added to the number of shares available for issuance under the Stock Option Plan. Shares of Common Stock to be issued will be made available from authorized but unissued shares or shares held in the Company's treasury.

   For purposes of compliance with Section 162(m) of the Internal Revenue Code, the maximum number of shares of Common Stock that may be subject to stock options granted to any one participant during any one calendar year shall be 500,000 shares.

   In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting the Company or the Common Stock, the Stock Option Plan permits proportionate adjustments to the number and kinds of shares available for issuance under the Stock Option Plan and subject to outstanding options, as well as the exercise price of outstanding options.

   Exercise Price. The exercise price of an option granted to employees will be equal to the fair market value of a share of Common Stock on the last trading day immediately preceding the date of grant, or such other amount as may be determined by the Committee. The Committee has the authority, with the consent of an affected optionee, to amend the terms of, including to reduce the exercise price of, an outstanding option by amendment or by cancellation and substitution of options.

   Vesting and Term. Options will become vested in the manner and subject to the conditions approved by the Committee for individual grants and set forth in stock option agreements. The Committee may accelerate the vesting of an option at any time. Unless otherwise determined by the Committee, options shall become fully vested upon a Change of Control as described below. The maximum term of options granted under the Stock Option Plan is ten years from the date of grant.

   Termination of Service. Unless otherwise provided by the Committee, in the event of an optionee's death or disability, outstanding stock options will become fully vested and remain exercisable for a period of one year. In the case of any other termination of employment or other service of such optionee, unless otherwise provided by the Committee, outstanding options that have previously become vested will remain exercisable for a period of 90 days, except for a termination for "cause," in which case all unexercised options will be immediately forfeited.

   Non-employee Directors. A Non-employee Director is only eligible to receive options if he is a member of the Board at the date of grant. Options granted to Non-employee Directors have an exercise price equal to 30% of the fair market value of the Common Stock on the first business day of the calendar quarter immediately following the calendar quarter during which Board Fees are earned by the Non-employee Director. See "Director Compensation." Options granted to Non-employee Directors are fully vested when granted. In the event that a Non-employee Director's service as a member of the Board is terminated for any reason other than for "cause," his outstanding stock options will remain exercisable for a period of three years. In the case of the removal of the Non-employee Director from the Board for "cause," all unexercised options will be immediately forfeited.

   Exercise and Transferability. A stock option may be exercised by payment of the exercise price and required withholding tax. The form of payment may be in cash, Common Stock, through a broker-assisted "cashless" exercise, or by another method approved by the Committee. All options are nontransferable except upon death by the optionee's will or the laws of descent and distribution or to family members of the optionee, as may be approved by the Committee in accordance with the terms of the Stock Option Plan.

   Change of Control. Upon a Change of Control, unless otherwise determined by the Committee and set forth in a stock option agreement, options shall become fully vested. In the event of a Change of Control in which Common Stock is converted into cash, securities or other property, unless otherwise determined by the Committee and set forth in a stock option agreement, all of an optionee's outstanding options will terminate and the optionee will receive cash for each share of Common Stock into which his or her options were exercisable in an amount equal to the excess of the fair value (as determined by the Board in good faith) of the cash, securities or other property to be paid to holders of Common Stock over the exercise price.

   Term, Amendment and Termination. The Stock Option Plan will terminate on April 25, 2006, 10 years after the date on which it was originally adopted by the Board. The Board may terminate, or amend the Stock Option Plan at any time, subject to obtaining stockholder approval if the Board deems necessary or advisable to comply with certain tax rules, securities exchange requirements or for any other reason.

The Stock Option Plan Benefits

   During fiscal 2001:

  1) Stock options to purchase shares of Common Stock were granted to the Company's Chief Executive Officer and all other executive officers of the Company, as set forth in the table captioned "Option Grants In Last Fiscal Year" below.

  2) Stock options were granted to all executive officers of the Company, as a group, to purchase 300,000 shares of Common Stock at an average weighted exercise price of $3.38 per share.

  3) Stock options were granted to all other employees of the Company, as a group, to purchase 589,500 shares of Common Stock at an average weighted exercise price of $3.93 per share.

  4) Stock options were granted to all current directors, who are not executive officers, as a group, to purchase 40,237 shares of Common Stock at an average weighted exercise price of $1.13 per share.

   The number of options to be granted in the future to the Company's executive officers, to other employees and to Non-employee Directors is not determinable at this time. See "Director Compensation" for information concerning grants to Non-employee Directors.

   The closing price of the Company's Common Stock as quoted on The Nasdaq Stock Market--US on March 15, 2002 was $4.54 per share.

Federal Income Tax Consequences

   The following is a general description of federal income tax consequences to optionees and the Company relating to stock options granted under the Stock Option Plan. This discussion does not purport to cover all tax consequences relating to the optionees or the Company. An optionee will not generally recognize income upon the grant of a stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary compensation income equal to the excess of the fair market value for such shares over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of such shares of Common Stock will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

   Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Stock option compensation that qualifies as "performance-based compensation" is exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the Stock Option Plan will enable the Committee to grant stock options that will be exempt from the deduction limits of Section 162(m) of the Internal Revenue Code.

   THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ULTIMATE SOFTWARE GROUP, INC. AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN.

Board Meetings and Committees of the Board

   During fiscal 2001, the Board held four meetings. During fiscal 2001, each director holding office during the year attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, which are described below.

   Executive Committee. The Executive Committee is composed of Messrs. Scott Scherr, Marc D. Scherr and Dr. Alan Goldstein. The Executive Committee has the authority to exercise (except as provided by law or as may have been specifically reserved by or for the Board) all the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board and while the Board is not in session. The Executive Committee held no meetings during fiscal 2001.

   Audit Committee. Messrs. Robert A. Yanover (Chairman), James A. FitzPatrick, Jr. and LeRoy A. Vander Putten are members of the Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board and reviews the independence of the Company's auditors. The Audit Committee held five meetings during fiscal 2001.

   The Company's independent auditors for the fiscal year ended December 31, 2001 were Arthur Andersen LLP. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

   Compensation Committee. Messrs. LeRoy A. Vander Putten (Chairman), James A. FitzPatrick, Jr. and Robert A. Yanover are members of the Compensation Committee. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of the Company and administers the Company's stock plans and oversees such other benefits plans as the Company may from time to time maintain. The Compensation Committee held four meetings during fiscal 2001.

Director Compensation

   As compensation for serving on the Board, each non-employee director of the Company receives a quarterly retainer of $5,000, payable exclusively in the form of options to purchase Common Stock under The Ultimate Software Group, Inc. Nonqualified Stock Option Plan (the "Stock Option Plan"). Additional compensation is provided for serving on committees of the Board whereby each non-employee director of the Company receives a fee for attendance at each board committee meeting in the amounts of $1,000 for each member and $2,000 for the committee chairman, payable exclusively in the form of options to purchase Common Stock under the Stock Option Plan. All such options vest upon the date of grant and have an exercise price equal to 30% of the fair market value of the Company's Common Stock on the date of grant. The total discount from fair market value on all options granted to directors for a calendar quarter is equivalent to the retainer fees and board committee fees earned by the non-employee directors for such quarter. All directors are reimbursed for expenses incurred in connection with their attendance at Board and related committee meetings. As compensation for serving on the Board for the last fiscal quarter of such service in 2001 and in accordance with the terms of the Stock Option Plan, two former directors, Messrs. Ofer Nemirovsky and John R. Walter, received cash in lieu of options to purchase Common Stock under the Stock Option Plan, totaling $2,253 and $1,264, respectively. Mr. Ofer Nemirovsky's term as a director expired at the Annual Meeting of Stockholders on May 11, 2001. Mr. John R. Walter resigned as a member of the Board effective on April 23, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 15, 2002 (unless otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; and (ii) each of the Company's directors and executive officers and all directors and executive officers of the Company as a group.

                                                       Amount and
                                                       Nature of
                                                       Beneficial    Percent
        Name and Address of Beneficial Owner          Ownership(1) of Class(2)
        ------------------------------------          ------------ -----------
HarbourVest Partners V--Direct Fund L.P. (3).........  1,550,807       9.8%
 One Financial Center, 44th Floor
 Boston, MA 02111

Michael Feinberg(4)..................................  1,196,739       7.5%
 3980 N. 32 Terrace
 Hollywood, FL 33312.................................

Scott Scherr(5)......................................    774,829       4.9%

Marc D. Scherr(6)....................................    437,893       2.8%

Alan Goldstein, M.D.(7)..............................    638,436       4.0%

Mitchell K. Dauerman(8)..............................    219,499       1.4%

James M. Alu(9)......................................    177,205       1.1%

LeRoy A. Vander Putten(10)...........................     43,371         *

James A. FitzPatrick, Jr.(11)........................     13,987         *

Robert A. Yanover(12)................................    185,367       1.2%

All directors and executive officers as a group (8
 persons) (13).......................................  2,490,587      15.7%

--------
  * Indicates beneficial ownership of less than 1.0% of the outstanding Common Stock.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date hereof are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.
 (2) Applicable percentage of ownership is based on 15,869,043 of Common Stock outstanding.
 (3) Represents shares held as of December 31, 2001.
 (4) Represents 1,099,814 shares of Common Stock owned by Mr. Feinberg and 96,925 shares of Common Stock owned by Ann Feinberg, his spouse, held as of December 31, 2001.
 (5) Represents 250,978 of Common Stock held by Mr. Scott Scherr, 153,018 shares of Common Stock held by Mr. Scott Scherr for the benefit of one of his children, and exercisable options to purchase 370,833 shares of Common Stock. Mr. Scott Scherr disclaims beneficial ownership of the shares held for the benefit of one of his children.
 (6) Represents 23,258 shares of Common Stock held by Mr. Marc Scherr, 16,067 shares of Common Stock held by certain trusts established for the benefit of Mr. Marc Scherr's children, and exercisable options to purchase 398,567 shares of Common Stock. Mr. Marc Scherr disclaims beneficial ownership of the shares owned by the trusts established for the benefit of his children.

 (7) Represents 309,985 shares of Common Stock held by Dr. Goldstein, 57,315 shares of Common Stock held by the Alan S. Goldstein Irrevocable Trust, of which Dr. Goldstein's wife, Cheryl A. Zickler, is the trustee, and exercisable options to purchase 271,136 shares of Common Stock. Dr. Goldstein disclaims beneficial ownership of the shares owned by the Alan
     S. Goldstein Irrevocable Trust.
 (8) Represents exercisable options to purchase 219,499 shares of Common Stock.
 (9) Represents 92,250 shares of Common Stock held by Mr. Alu, 1,600 shares of Common Stock held for the benefit of Mr. Alu's children, and exercisable options to purchase 83,355 shares of Common Stock. Mr. Alu disclaims beneficial ownership of the shares held for the benefit of his children.
(10) Represents 21,238 shares of Common Stock held by Mr. Vander Putten and exercisable options to purchase 22,133 shares of Common Stock.
(11) Represents 2,000 shares of Common Stock held by Mr. FitzPatrick and exercisable options to purchase 11,987 shares of Common Stock.
(12) Represents 135,219 shares of Common Stock held by Yanover Associates and exercisable options held by Mr. Yanover to purchase 50,148 shares of Common Stock. Mr. Yanover is the President of the general partner of Yanover Associates.
(13) Represents an aggregate of 1,062,928 shares of Common Stock and exercisable options to purchase an aggregate of 1,427,659 shares of Common Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The directors and executive officers (Messrs. Scott Scherr, Marc D. Scherr, Mitchell K. Dauerman, James M. Alu and Dr. Alan Goldstein), and their ages as of March 15, 2002, are as follows:

          Name            Age                           Position(s)
          ----            ---                           ----------
Scott Scherr............   50 Chairman of the Board, President and Chief Executive Officer
Marc D. Scherr..........   44 Vice Chairman of the Board
Alan Goldstein, M.D.....   51 Executive Vice President--Development and Director
Mitchell K. Dauerman....   45 Executive Vice President, Chief Financial Officer and Treasurer
James M. Alu............   57 Executive Vice President and Chief Operating Officer
LeRoy A. Vander Putten..   67 Director
James A. FitzPatrick,
 Jr.....................   52 Director
Robert A. Yanover.......   65 Director

   Scott Scherr has served as President and a director of the Company since its inception in April 1996 and has been Chairman of the Board and Chief Executive Officer of the Company since September 1996. Mr. Scherr is also a member of the Executive Committee of the Board. In 1990, Mr. Scherr founded The Ultimate Software Group, Ltd. (the "Partnership"), the business and operations of which were assumed by the Company in 1998. Mr. Scherr served as President of the Partnership's general partner from the inception of the Partnership until its dissolution in March 1998. From 1979 until 1990, he held various positions at Automatic Data Processing, Inc. ("ADP"), a payroll services company, where his titles included Vice President of Operations and Sales Executive. Prior to joining ADP, Mr. Scherr operated Management Statistics, Inc., a data processing service bureau founded by his father, Reuben Scherr, in 1959. He is the brother of Marc D. Scherr, the Vice Chairman of the Board of the Company.

   Alan Goldstein, M.D., FACS has served as a director of the Company since its inception in April 1996 and as Executive Vice President of Development since January 1, 2002. Dr. Goldstein served as Executive Vice President and Chief Technology Officer from September 1996 through December 31, 2001. Dr. Goldstein is also a member of the Executive Committee of the Board. From April 1996 through September 1996, he served as Vice President and Treasurer of the Company. From January 1994 until February 1998, Dr. Goldstein served as Vice President of the general partner of the Partnership. In 1989, Dr. Goldstein founded Strategic Image Systems, Inc., which produced and developed software applications and tools. From 1985 to 1986, Dr. Goldstein served as Vice President of Information Systems for Loren Industries, Inc., a jewelry-casting manufacturer. From 1985 to 1987, Dr. Goldstein served as Director of Surgical Services at Kings County Hospital in New York. In 1985, as a trauma surgeon engaged in research and medical education, Dr. Goldstein developed a software application for use in hospitals to aid in patient management, quality assurance and physician education.

   Marc D. Scherr has been a director of the Company since its inception in April 1996 and was elected as Vice Chairman in July 1998. Mr. Scherr is also a member of the Executive Committee of the Board. Mr. Scherr became an executive officer of the Company effective March 1, 2000. Mr. Scherr served as a director of Gerschel & Co., Inc., a private investment firm from January 1992 until March 2000. In December 1995, Mr. Scherr co-founded Residential Company of America, Ltd. ("RCA"), a real estate firm, and served as President of its general partner until March 2000. Mr. Scherr also served as Vice President of RCA's general partner from its inception in August 1993 until December 1995. From 1990 to 1992, Mr. Scherr was a real estate pension fund advisor at Aldrich, Eastman & Waltch. Previously, he was a partner in the Boston law firm of Fine & Ambrogne. Mr. Scherr is the brother of Scott Scherr, Chairman of the Board, President and Chief Executive Officer of the Company.

   Mitchell K. Dauerman has served as Executive Vice President of the Company since April 1998 and as Chief Financial Officer and Treasurer of the Company since September 1996. From 1979 to 1996, Mr. Dauerman held various positions with KPMG LLP, a global accounting and consulting firm, serving as a Partner in the firm from 1988 to 1996. Mr. Dauerman is a Certified Public Accountant.

   James M. Alu has served as Executive Vice President of the Company since February 1999 and as Chief Operating Officer since January 1998. Prior to that, Mr. Alu served as Vice President of the Company from September 1996 and Vice President of the general partner of the Partnership from July 1993 until April 1996. From 1990 until 1993, Mr. Alu served as Area Sales Vice President for the northeastern United States for ADP's Dealer Services Group. From 1986 through 1989, Mr. Alu served as Vice President of Sales for ADP's Employer Services Group, National Accounts Division, and was responsible for the sales and implementation of payroll and human resource services to companies with more than 500 employees nationwide.

   James A. FitzPatrick, Jr. has served as a director of the Company since July 2000 and is a member of the Compensation Committee of the Board and the Audit Committee of the Board. Mr. FitzPatrick is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company. Before joining Dewey Ballantine LLP as a partner in February 1989, Mr. FitzPatrick was a partner in the law firm LeBoeuf, Lamb, Leiby & MacRae.

   Information regarding Messrs. Leroy A. Vander Putten and Robert A. Yanover is included under the heading "Proposal I-Election of Directors."

                             EXECUTIVE COMPENSATION

   The following table summarizes the compensation for services rendered in all capacities to the Company during the past three completed fiscal years by the Company's Chief Executive Officer and all other executive officers of the
Company:

                           Summary Compensation Table

                                      Annual           Long Term
                                   Compensation       Compensation
                                ------------------    ------------
                                                       Securities
                         Fiscal                        Underlying      All Other
  Name and Position(1)    Year  Salary(2)  Bonus        Options     Compensation(3)
  --------------------   ------ --------- --------    ------------  ---------------
Scott Scherr............  2001  $300,000  $100,000(4)   100,000(4)      $2,625
 Chairman of the Board,   2000   280,265         0            0          2,625
 President and Chief      1999   255,518         0        4,108          2,500
 Executive Officer

Marc D. Scherr..........  2001   250,000   138,525(5)   100,000(4)       2,625
 Vice Chairman            2000   209,615    66,250       75,000          2,132

Alan Goldstein, M.D.....  2001   275,000   100,000(4)    45,000(4)       2,625
 Executive Vice           2000   260,577         0            0          2,067
 President of             1999   259,615         0        3,756          2,500
 Development and
 Director

Mitchell K. Dauerman....  2001   300,000         0       30,000          2,625
 Executive Vice           2000   271,154         0            0          2,625
 President,               1999   233,654         0       78,591          2,500
 Chief Financial Officer
 and Treasurer

James M. Alu............  2001   275,000         0       25,000(4)       2,625
 Executive Vice           2000   260,577         0            0          2,625
 President                1999   206,731         0       52,998          2,500
 and Chief Operating
 Officer

--------
(1) Marc D. Scherr, Vice Chairman of the Company, became an executive officer of the Company effective March 1, 2000. Since he was not an executive officer before that date, Mr. Marc D. Scherr is not included in the compensation table for the fiscal year 1999.
(2) During 2000, there were 27 pay periods as compared to 26 pay periods for each of the calendar years 2001 and 1999.
(3) Consists of contributions by the Company to the Company's 401(k) Plan on behalf of the executive officers indicated.
(4) Consists of a discretionary bonus awarded to the executive officer primarily related to his involvement in a business agreement between the Company and Ceridian Corporation. During 2001, Ultimate Software and Ceridian Corporation reached an agreement which granted Ceridian a non-exclusive license to use UltiPro software as part of an on-line offering which Ceridian intends to market primarily to businesses with under 500 employees (the "Ceridian Agreement"). To date, Ceridian has paid to Ultimate Software a total of $16.0 million under the agreement. The aggregate minimum payments that Ceridian is obligated to pay Ultimate Software over the minimum term of the Ceridian Agreement, including amounts paid to date, is $42.1 million. The parties expect the minimum term of the agreement to be 7 years. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Annual Report on Form 10-K, which accompanies this proxy statement.
(5) Consists of a discretionary bonus of $100,000 awarded to this executive officer primarily related to his involvement with the Ceridian Agreement. In addition, Mr. Marc D. Scherr received $38,525 in performance-based compensation during 2001.

                       Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2001 to the Company's Chief Executive Officer and all other executive officers of the Company:

                                                                            Potential
                                                                        Realized Value at
                                                                         Assumed Annual
                                                                         Rates of Stock
                                                                              Price
                                                                        Appreciation for
                                       Individual Grants                 Option Term(1)
                         ---------------------------------------------- -----------------
                         Number of    % of Total
                         Securities    Options     Exercise
                         Underlying   Granted to    or Base
                          Options     Employees      Price   Expiration
          Name            Granted   in Fiscal Year ($/Sh)(2)    Date       5%      10%
          ----           ---------- -------------- --------- ---------- -------- --------
Scott Scherr............  100,000       10.75%      $3.375     2/7/11   $212,252 $537,888
Marc D. Scherr..........  100,000       10.75%      $3.375     2/7/11    212,252  537,888
Alan Goldstein, M.D.....   45,000        4.84%      $3.375     2/7/11     95,513  242,050
Mitchell K. Dauerman....   30,000        3.22%      $3.375     2/7/11     63,676  161,366
James M. Alu............   25,000        2.68%      $3.375     2/7/11     53,063  134,472

--------
(1) The potential realized value of each grant of options assumes that the market price of the underlying security appreciates in value from the date of grant to the end of the option (i.e., over the term of the option) at the annualized rates indicated.
(2) The exercise or base price for stock options granted in 2001 to the Company's Chief Executive Officer and all other executive officers of the Company listed above was equal to the market price of the underlying security at the date of grant.

                Aggregated Option Exercises in Last Fiscal Year
                      and Option Values at Fiscal Year-End

   The following table sets forth, for the Company's Chief Executive Officer and all other executive officers of the Company, certain information concerning the exercise of stock options during 2001, including the value of unexercised options as of December 31, 2001. No stock options were exercised by these executive officers during fiscal 2001.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                    Options at          In-The-Money Options at
                                 December 31, 2001       December 31, 2001(1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Scott Scherr................   344,806       76,027      $12,750      $38,250
Marc D. Scherr..............   354,496      112,821       12,750       38,250
Alan Goldstein, M.D.........   258,947       34,689        5,738       17,213
Mitchell K. Dauerman........   211,102       42,147        3,825       11,475
James M. Alu................    76,356       31,999        3,188        9,563

--------
(1) Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at December 31, 2001 of $3.89 per share, less the exercise price.

Compensation Committee Report On Executive Compensation

   The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

   The Compensation Committee of the Board (the "Compensation Committee") is composed of three non-employee directors, Messrs. LeRoy A. Vander Putten (Chairman), James A. FitzPatrick, Jr. and Robert A.

Yanover. Mr. James A. FitzPatrick, Jr. was appointed to the Compensation Committee on May 11, 2001. The Compensation Committee is responsible for developing and approving the Company's compensation program for the executive officers, including the Chief Executive Officer, and other officers of the Company. In addition, the Compensation Committee administers the Company's stock plans and oversees such other benefits plans as the Company may from time to time maintain.

 Compensation Philosophy

   The executive compensation program is designed to attract and retain qualified executive officers who will contribute to the Company's long-term success, to reward executive officers for achieving the Company's strategic goals and to align the interests of the executive officers with those of the Company's stockholders. This philosophy is reflected in a compensation package that includes (i) base salaries and benefits which the Committee believes are competitive with other software and technology companies of comparable size, and (ii) incentive compensation which is related to the Company's achievement of specified financial and other performance targets and which includes the granting of stock options that creates a link between executive compensation and the interests of the Company's stockholders.

 Base Salary and Benefits

   In order to attract and retain qualified executives, the Company provides competitive base salaries and employee benefits, including health care plans, a
Section 401(k) Profit Sharing Plan and other employee benefit programs. The Compensation Committee establishes base salary levels for executives by comparison to industry compensation practices of other software and technology companies with revenues in the same broad range as that of the Company (the "Comparison"). During 2001, the base salaries of the Company's Chief Executive Officer and all other executive officers of the Company remained at the respective amounts established in 2000.

 Incentive Compensation

   In October 1998, the Company adopted the Incentive Compensation Plan (the "ICP") for executive officers and other employees. The ICP was designed to reward executive officers and employees for the achievement of corporate goals. Annual bonuses under the ICP are based on actual performance measured against "key performance variables." For the year 2001, no bonuses were awarded to the executive officers or other employees under the ICP.

   From time to time, on a discretionary basis, the Compensation Committee approves the grant of performance-based cash bonuses and the issuance of additional stock options under the Stock Option Plan in order to provide incentives to new employees and in recognition of superior performance, promotions and increased responsibilities of executive officers and employees. In 2001, as reflected in the "Summary Compensation Table" in this proxy statement, options to purchase shares of the Company's Common Stock were issued to Mr. Mitchell K. Dauerman in recognition of his performance and to Messrs. Marc D. Scherr and James M. Alu and Dr. Alan Goldstein primarily in connection with each executive officer's involvement with the Ceridian Agreement. In addition, a cash bonus of $100,000 was paid to each of Mr. Marc D. Scherr and Dr. Alan Goldstein primarily in connection with their involvement with the Ceridian Agreement.

 Compensation of Chief Executive Officer

   The Compensation Committee determined the compensation for the fiscal year 2001 for the Company's Chief Executive Officer, Mr. Scott Scherr, based primarily on the Comparison and the Company's 2001 financial results versus Mr. Scherr's personal objectives. Based on the Comparison, the Committee did not increase Mr. Scott Scherr's base salary in 2001. During 2001, a cash bonus of $100,000 was granted and options to purchase 100,000 shares of the Company's Common Stock were issued to Mr. Scott Scherr primarily in connection with his leadership in achieving closure on the Ceridian Agreement. The Compensation

Committee believes that Mr. Scherr is being appropriately compensated in a manner that relates to the performance and other criteria referred to above.

 Tax Deductibility of Executive Compensation

   Federal tax law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Since the Company's annual compensation to its executive officers is currently below the $1,000,000 limit, the Company does not at this time anticipate any loss of deductibility under the Federal tax law for compensation paid to its executive officers. The Company was not denied a deduction under this law for any compensation paid to its executive officers during fiscal 2001.

                                          LeRoy A. Vander Putten, Chairman
                                          Robert A. Yanover
                                          James A. FitzPatrick, Jr.
                                          Members of the Compensation
                                           Committee

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee of the Board are Messrs. LeRoy A. Vander Putten, James A. FitzPatrick, Jr. and Robert A. Yanover. No executive officer of the Company has served as a member of the compensation committee of any other entity whose executive officers served as a member of the Compensation Committee of the Board.

   Mr. James A. FitzPatrick, Jr. is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company.

   During the fourth quarter of fiscal 2001, the Company began leasing equipment with a computer leasing company (the "Leasing Company") of which the majority shareholder is Mr. Robert A. Yanover. During 2001, equipment financed by the Leasing Company totaled $258,000, with related amortization totaling $12,000 and total cash paid totaling $14,000. The Company believes that the terms of the leases were no less favorable to the Company than could have been obtained from an unaffiliated party.

Audit Committee Report

   The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

   The Audit Committee of the Board (the "Audit Committee") is composed of three non-employee directors, Messrs. Robert A. Yanover (Chairman), LeRoy A. Vander Putten and James A. FitzPatrick, Jr., and operates under a written charter adopted by the Board. The Audit Committee held five meetings during fiscal 2001. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14). The Audit Committee oversees the Company's financial reporting process on behalf of the Board and reviews the independence of the Company's auditors.

   Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and has met with the independent auditors, Arthur Andersen LLP, with and without management present, to discuss the results of their fiscal 2001 examination, their evaluation of the Company's internal control, and the overall quality of the Company's financial reporting.

   Specifically, the Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the auditor's responsibilities, significant accounting adjustments, any disagreements with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   Arthur Andersen LLP has provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors that firm's independence from the Company and its management. During fiscal 2001, the Company retained its principal independent auditors, Arthur Andersen LLP, for the audit of the fiscal year 2001 and the reviews of the Company's 2001 quarterly reports on Forms 10-Q. Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Robert A. Yanover, Chairman
                                          LeRoy A. Vander Putten
                                          James A. FitzPatrick, Jr.
                                          Members of the Audit Committee

Arthur Andersen LLP Fees

   For services rendered in 2001 by Arthur Andersen LLP, the Company's principal independent auditors, the Company incurred the following fees:

  . Audit fees (for the audit of the fiscal year 2001 and the reviews of the Company's 2001 quarterly reports on Forms 10-Q) totaling $88,000.

  . All other fees (for review of accounting treatment for certain transactions during 2001) totaling $20,100.

Future Engagement of Arthur Andersen LLP

   The Company's Board of Directors and the Audit Committee have been monitoring the situation arising from Arthur Andersen LLP's role as auditors of Enron Corporation and the indictment of Arthur Andersen LLP by the U. S. Government on charges of obstructing justice. In addition, the Audit Committee has discussed these matters with representatives of Arthur Andersen LLP. The Company has made no final decision regarding the retention of Arthur Andersen LLP to audit the Company's financial statements for fiscal 2002 and will consider retaining another independent auditing firm to audit the Company's financial statements for fiscal 2002 to replace Arthur Andersen LLP.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder returns on the Company's Common Stock for the period covering June 2, 1998 (the first day of the trading pursuant to the Company's initial public offering of 3,250,000 shares of Common Stock at an offering price of $10 per share, the "IPO") through December 31, 2001, on a quarterly basis, with the cumulative total return of The Nasdaq Stock Market--US (the "Nasdaq Market") Index and the JP Morgan Hambrecht & Quist Computer Software (the "JP Morgan H & Q Computer Software ") Index for the same period.

 Comparison of Forty Three-Month Cumulative Total Return (1) Among the Company
                                      (2),
  the Nasdaq Market Index and (3) the JP Morgan H & Q Computer Software Index




                                       Cumulative Total Return
                                   ------------------------------
                                   6/2/98   6/98     9/98   12/98
                                   ------   ----     ----   -----
THE ULTIMATE SOFTWARE GROUP, INC.  100.00   93.13   95.00   71.50
NASDAQ STOCK MARKET (U.S.)         100.00  108.06   97.51  126.71
JP MORGAN H & Q SOFTWARE           100.00  108.70   90.66  105.53

                                       Cumulative Total Return
                                   -------------------------------
                                    3/99    6/99    9/99     12/99
                                   ------   ----    ----     -----
THE ULTIMATE SOFTWARE GROUP, INC.   72.50   52.19   75.00   130.63
NASDAQ STOCK MARKET (U.S.)         142.10  155.44  159.31   235.47
JP MORGAN H & Q SOFTWARE           105.48  120.39  133.72   240.10

                                       Cumulative Total Return
                                    -----------------------------
                                    3/00     6/00    9/00   12/00
                                    ----     ----    ----   -----
THE ULTIMATE SOFTWARE GROUP, INC.   90.63   91.25   89.38   23.75
NASDAQ STOCK MARKET (U.S.)         264.35  229.85  211.51  141.63
JP MORGAN H & Q SOFTWARE           253.23  223.69  259.65  179.51

                                        Cumulative Total Return
                                    ------------------------------
                                    3/01    6/01    9/01     12/01
                                    ----    ----    ----     -----
THE ULTIMATE SOFTWARE GROUP, INC.   41.25   50.50   36.20    38.90
NASDAQ STOCK MARKET (U.S.)         105.72  124.61   86.45   112.38
JP MORGAN H & Q SOFTWARE           109.18  144.46   77.95   117.45
                              [CHART APPEARS HERE]

(1) Assumes the investment of $100 on June 2, 1998 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).
(2) Prior to the IPO, the Company's Common Stock was not listed or quoted on any organized market system.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See "Compensation Committee Interlocks and Insider Participation" in this proxy statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were met during 2001, except that Mr. John R. Walter, a former director, inadvertently failed to report on a timely basis an aggregate of seven transactions executed in 2001 by Aberdeen Strategic Capital LP, a company in which Mr. Walter held a minority interest, reportable on two Forms 4. All such transactions were subsequently reported on Form 5 for 2001.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   Under the rules of the Commission, any proposal by a stockholder to be presented at the 2003 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the Company's principal corporate office: 2000 Ultimate Way, Weston, Florida 33326, no later than the close of business on December 10, 2002. Proposals should be sent to the attention of the Secretary of the Company. Any such stockholder proposal must comply with the applicable rules of the Commission.

   Under the Company's By-Laws, proposals of Stockholders not included in the proxy materials may be presented at the 2003 Annual Meeting of Stockholders only if the Company's Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 9, 2003, the first anniversary of the proxy statement in connection with the 2002 Annual Meeting of Stockholders (subject to exceptions if the 2003 Annual Meeting is advanced by more than thirty days and the proposal is a proper one for stockholder action).

                                 OTHER MATTERS

Financial Statements

   A copy of the Company's Annual Report to Stockholders, including therewith a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, is being provided to stockholders with this proxy statement.

Other

   The Company is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their best judgment.

                                          By Order of the Board of Directors:

                                          /s/ Vivian Loynaz
                                          ----------------------------
                                          Vivian Loynaz
                                          Secretary

Weston, Florida
April 9, 2002

                                                                       EXHIBIT A

                       THE ULTIMATE SOFTWARE GROUP, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                            AS AMENDED AND RESTATED
                              AS OF MARCH 20, 2002

   1. Purpose of the Plan.

   The purpose of The Ultimate Software Group, Inc. Nonqualified Stock Option Plan (the "Plan") is to further the long-term growth in earnings of the Ultimate Software Group, Inc. (the "Company") by offering special incentives in the form of a nonqualified stock option plan for the benefit of those officers, directors and employees of the Company and its Subsidiaries who have been and will be largely responsible for such growth. It is the express purpose of this Plan to provide such officers, directors and employees with the opportunity to acquire or increase their equity ownership in the Company through the purchase of shares of the Company's Common Stock, par value $.01 per share, under a plan which is not designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

   2. Definitions.

   The singular shall include the plural and vice versa, and the use of one gender shall be deemed to include the other whenever appropriate.

   a. Board--The Board of Directors of the Company.

   b. Change of Control-

     (i) The consummation of any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the combined voting power of the Company's (or the surviving entity's) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

     (ii) The consummation of any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries; or

     (iii) The occurrence of any event the result of which is that any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise.

   c. Committee--The Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

   d. Employee--Any person, including any officer, employed by the Company or any Subsidiary of the Company.

   e. Employment--The time period during which any individual is an Employee.

   f. Fair Market Value--With respect to the value of the Stock as of a particular day, the last reported sales price of such Stock on the last trading day immediately preceding such day on which the Stock is traded on

The Nasdaq Stock Market's National Market. If the Stock is not listed on The Nasdaq Stock Market's National Market, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

   g. Fee Option--A stock option granted in lieu of certain directors fees under Section 13 of the Plan.

   h. Fees--All compensation earned by a Non-employee Director for services rendered by him as a Non-employee Director, including any retainer or fees for participating in meetings of the Board or of any standing or special committee of the Board, other than such compensation, if any, as the Board determines shall be paid in cash.

   i. Non-employee Director--Any current or former member of the Board who is not an officer or employee of the Company.

   j. Option--A Participant's right to purchase one or more shares of Stock, as granted and determined in accordance with the provisions of this Plan.

   k. Option Price--The amount to be paid for the purchase of shares of Stock on exercise of an Option as determined by the Committee.

   l. Participant--A Person who becomes eligible to participate in this Plan under Section 4 hereof.

   m. Permanent and Total Disability--The inability of a Participant to engage in his normal employment activity for the Company (or to serve as a member of the Board) by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months.

   n. Person--includes a natural person, corporation, partnership, limited liability company, trust, or similar entity, or any group of any of the foregoing acting in concert with respect to their ownership of capital stock of the Company.

   o. Stock--The Company's Common Stock, par value $.01 per share.

   p. Subsidiary--Any corporation of which 50 percent or more of the combined voting power of all classes of stock is owned by the Company or a Subsidiary of the Company.

   3. Administration of the Plan.

   a. Subject to the provisions of the Plan (including, without limitation, the provisions of Section 13 hereof concerning Fee Options), the Committee shall have exclusive power to select the Persons to be granted Options pursuant to the Plan, to determine the number of shares of Stock to be covered by any Option, to determine the Option Price for any Stock, and to determine the conditions subject to which Options may be granted or exercised.

   b. The Plan shall be administered by the Committee comprised of no fewer than two directors selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "non-employee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. Membership on the Board or the Committee shall in no way affect the eligibility of a Person for participation in the Plan; provided, however, that no such member shall participate in any decision affecting solely his interest or participation in the Plan.

   c. Decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, Beneficiaries and other Employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

   d. The Company shall supply full and timely information to the Committee on all matters relating to Employees, including the occurrence of any Employee's death, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

   e. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options granted under the Plan, subject to such limitations as the Committee shall determine, as and in the manner required by Section 157(c) of the Delaware General Corporation Law; provided, however, that no such authority may be delegated with respect to Options awarded to any member of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act, or with respect to Options which are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code.

   4. Participation.

   a. Participants in the Plan shall be selected by the Committee from among the officers, directors and Employees of the Company and its Subsidiaries.

   5. Effective Date and Termination of Plan.

   a. The Plan was originally adopted on April 25, 1996 and was amended and restated on October 26, 2000 and March 20, 2002. The Plan, as amended and restated on March 20, 2002, shall become effective upon the approval of the Plan by the stockholders of the Company at the Company's 2002 annual meeting of stockholders.

   b. The Plan shall terminate on April 25, 2006, but the Board may terminate the Plan at any time prior thereto. Termination of the Plan under this Section 5(b) (or under Section 14(d)) shall not alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

   6. Limitations on Number of Shares Subject to Options.

   a. Subject to Section 12 hereof, the number of shares of Stock that may be issued pursuant to Options granted under this Plan shall not exceed 9,000,000. Shares of Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall expire or terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 9(e) below), the unpurchased shares subject to such expired or terminated Option may again be optioned under this Plan, subject to its terms. In addition, any shares of Stock exchanged by a Participant as full or partial payment to the Company of the Option Price or tax withholding upon exercise of an Option shall be added to the number of shares of Stock available for issuance under the Plan from time to time.

   b. The maximum number of shares of Stock that may be subject to Options granted under this Plan to any Participant during any one calendar year shall be 500,000 shares, subject to adjustment as provided in Section 12 hereof.

   7. Duration of Options.

   Subject to Section 10 and Section 13(f) hereof, any Option granted to a Participant shall cease to be exercisable on the tenth anniversary of the date of grant, or at such other date as may be determined by the Committee.

   8. Option Price.

   Subject to Section 13(c) hereof, the Option Price for each share of Stock subject to any Option granted to Participants shall be equal to the Fair Market Value of such share as of the date on which the Option is granted, or such other amount as may be determined by the Committee.

   9. Terms of Exercise.

   a. Medium of Payment. The Option Price for shares purchased through the exercise of an Option shall be payable either in cash, in shares of Stock, or in any combination thereof, as determined by the Committee. If shares of Stock are used as the medium of payment, the Fair Market Value of such shares of Stock shall be determined as of the date on which the payment is made. As an alternative, payment of the Option Price shall be deemed satisfied (i) if the Stock is listed on a national securities exchange, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Stock acquired upon exercise to pay for all of the Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Participant's direction at the time of exercise, and (ii) if the Stock is not listed on a national securities exchange, by having the Company withhold a number of shares of Stock otherwise issuable to the Participant upon exercise of the Option, the Fair Market Value of which equals the Option Price. For purposes hereof, the Fair Market Value of the shares of Stock delivered and withheld shall be determined as of the date on which the Option is exercised. In lieu of the delivery to the Participant of any fractional share of Stock that would otherwise be due to him hereunder, the Company shall pay the value of such fractional share to the Participant in cash.

   In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash or, at the discretion of the Committee, in Stock the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Participant resulting from such exercise.

   b. Transferability of Options. All Options shall be nontransferable except
(i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. Each Option Agreement may provide that the Participant may, during his lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of a Permitted Transferee in a manner consistent with the requirements for a Form S-8 registration statement under the Securities Act of 1933, as amended ("Form S-8"). The transfer of an Option shall be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of transfer. Subsequent transfers of an Option transferred under this Section 9(b) shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

   For purposes hereof, a "Permitted Transferee" shall mean a Participant's family member. For purposes of the preceding definition, a "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The terms "Permitted Transferee" and "family member" shall have such other meanings, as determined by the Committee from time to time, consistent with the requirements for a Form S-8.

   c. Transferability of Stock. All Options shall be granted on the condition that the Participant shall not resell any Stock purchased by the exercise of an Option except in compliance with all applicable State and Federal securities laws and regulations. Unless there is a registration statement in effect with respect to the resale of Stock subject to an Option held by the Participant, each Participant shall, prior to the exercise of any Option, deliver to the Company a written representation in form satisfactory to the Committee that it is his intention to acquire the shares for investment and not for resale, and each Participant shall, prior to any transfer of Stock purchased through the exercise of an Option, advise the Company of the proposed transfer and demonstrate, to the satisfaction of the Committee, that such transfer is in compliance with such laws and regulations. The Company reserves the right to legend any Stock Certificates, conditioning sales of such Stock upon compliance with applicable federal and state securities laws and regulations.

   d. Vesting. Subject to Section 13(e) hereof, the Committee, in its sole discretion, shall prescribe vesting periods for each Participant's Option Agreement and may accelerate the exercisability of any Option at any time. An Option shall also become 100 percent vested and exercisable upon the Participant's Permanent and Total Disability, the Participant's death, or a Change of Control, unless otherwise determined by the Committee and set forth in an Option Agreement.

   e. Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Options and the grant in substitution therefore of new Options covering the same or different numbers of shares of Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

   f. Other Terms. The Committee at the date of grant or the Committee thereafter shall have the power to determine such additional terms for the exercise of Options not inconsistent with the terms of this Plan as it deems appropriate.

   10. Termination.

   Except as provided in Section 13(f) hereof with respect to Options granted to Non-employee Directors, if any Participant's Employment should terminate for any reason other than his death or Permanent and Total Disability, at a time when one or more of the Participant's Options remains outstanding, then each such Option shall terminate on the earlier to occur of the date provided in the Option Agreement or the date that is 90 days after the date of such termination of Employment; provided, however, that such 90 day period may be extended for any such Participant (but not beyond the respective terms of the Participant's Options) upon determination of the Committee following recommendation of the Chief Executive Officer. In such event, the Participant's Options shall be exercisable during such period after termination of Employment only to the extent vested and exercisable on the date of such termination. Notwithstanding the foregoing, if a Participant's Employment with the Company should be terminated for cause, the Participant's right to exercise any unexercised portion of his Option shall immediately terminate and all rights thereunder shall cease. For purposes hereof, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company, significant activities harmful to the reputation of the Company, a significant violation of Company policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company. The Committee shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In the event a Participant dies during Employment or terminates Employment by reason of Permanent and Total Disability with one or more outstanding Options, the Participant's outstanding Options shall continue to be exercisable until one year after the date of such death or disability.

   11. Option Agreements.

   Upon the grant of any Option hereunder, the Participant shall be required to sign an Option Agreement, in such form as shall be prescribed by the Committee, reflecting the terms and conditions of the Option. Each such Option Agreement shall refer to this Plan and shall give notice to the Participant that all Options are subject to the terms and conditions of this Plan.

   12. Anti-Dilution Provisions.

   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares, of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Board shall change (i) the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares,
(ii) the maximum number and kind of shares that may be granted to any one individual under Section 6(b) hereof, and (iii) the number and kind of shares (including by substitution of shares of another corporation) that may be issued pursuant to Options granted under this Plan, in the manner that it shall deem to be equitable and appropriate.

   Notwithstanding anything herein to the contrary and unless otherwise determined by the Committee and set forth in an Option Agreement, upon a Change of Control in which shares of Stock are converted into cash, securities or other property, any outstanding Option shall be terminated and the Participant shall receive, with respect to each share of Stock issuable under any Option outstanding at such time, a payment in cash equal to the excess of the Change of Control Price (as defined below) of the Stock over the Option Price of the Stock less amounts withheld in satisfaction of applicable federal and state withholding and other employment taxes. For purposes of this section, Change of Control Price shall mean the average fair market value (as determined by the Board in good faith) of such cash, securities and other property received, in connection with the Change of Control, by holders of Stock with respect to each share of Stock.

   13. Fee Options.

   a. Grant of Fee Option. Subject to Section 13(f) hereof, as of each Date of Grant (determined under Section 13(b) hereof), each Non-employee Director shall receive a grant of a Fee Option at an Option Price (determined under Section 13(c)) to purchase a number of shares of Stock (determined under Section 13(d)) in lieu of Fees which he earned during the calendar quarter ending immediately prior to such Date of Grant.

   b. Fee Option Date of Grant. The Date of Grant of a Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which Fees are earned by a Non-employee Director.

   c. Fee Option Price. The Option Price of each share of Stock subject to a Fee Option shall be 30% of Fair Market Value on the applicable Date of Grant.

   d. Number of Fee Option Shares. The number of shares of Stock subject to any Fee Option shall equal "A" divided by "B," rounded to the nearest whole share, where:

     "A" equals the dollar amount of the Non-employee Director's Fees which were earned during the calendar quarter ending immediately prior to the Date of Grant; and

     "B" equals the excess of Fair Market Value of the Stock on the applicable Date of Grant over the Option Price with respect to a Fee Option (determined under Section 13(c)).

   e. Vesting. Each Fee Option shall vest and become exercisable immediately on the Date of Grant of such Option.

   f. Termination of Plan Participation. Notwithstanding anything elsewhere in the Plan to the contrary, a Non-employee Director's eligibility for grants of Fee Options under the Plan shall cease as of the date on which he no longer is a member of the Board. The Fee for any Non-employee Director whose Board membership terminates at any time after such Fee is earned by such Non-employee Director, but before the Date of Grant relating to such Fee Option, shall be paid in cash. If a Non-employee Director's service as a member of the Board shall be terminated for any reason other than for cause (as defined in Section 10 hereof), the Non-employee Director (or his legal representative or estate in the case of termination as a result of Permanent and Total Disability or death) shall have the right, during the period ending three years after such termination, to exercise the Options of such Non-employee Director to the extent not previously exercised. If a Non-employee Director shall be removed from the Board for cause, the Non-employee Director's right to exercise any unexercised portion of his Options shall immediately terminate and all rights thereunder shall cease.

   14. Miscellaneous Provisions.

   a. This Plan shall be governed by, and construed in accordance with, the internal laws of Delaware.

   b. Subject to Section 13 hereof with respect to Non-employee Directors, no Employee or other Person shall have any claim or right to become a Participant of this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving to any Employee or member of the Board any right to remain employed or to continue service as a member of the Board.

   c. The Company shall at all times during the term of this Plan reserve and keep available an amount of Stock sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options granted hereunder.

   d. The Board may at any time terminate or amend this Plan in any respect; provided that any such termination or amendment may not alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Section 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any amendment by the Company's stockholders.

                                          THE ULTIMATE SOFTWARE GROUP, INC.

                                  DETACH HERE

                                     PROXY

                       THE ULTIMATE SOFTWARE GROUP, INC.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2002

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Mitchell K. Dauerman and Vivian Loynaz, with full power of substitution, as proxies to represent and vote, as designated herein, all the shares of stock of The Ultimate Software Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 2000 Ultimate Way, Weston, Florida, on Friday, May 10, 2002, at 9:00 a.m., and at any adjournment thereof (the "Annual Meeting").

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN AND THE APPROVAL OF THE ULTIMATE SOFTWARE GROUP, INC. AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company prior to the Annual Meeting or shall vote in person at the Annual Meeting.

SEE REVERSE SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                  DETACH HERE

PLEASE MARK YOUR VOTES
BY FIRMLY PLACING AN "X" IN
THE APPROPRIATE BOXES.

1.  To elect two directors to serve until the 2005 Annual Meeting.

NOMINEES:                      FOR          WITHHELD

LeRoy A. Vander Putten         [ ]            [ ]

Robert A. Yanover              [ ]            [ ]

2. To approve The Ultimate Software Group, Inc. Amended and Restated Nonqualified Stock Option Plan.

                               FOR          AGAINST           ABSTAIN

                               [ ]            [ ]               [ ]

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:  _______________________________________ Date: _________

Signature:  _______________________________________ Date: _________